UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): May 31, 2018

FRANCESCA’S HOLDINGS CORPORATION

(Exact Name of Registrant as Specified in Its Charter)

Delaware
001-35239	(State or Other Jurisdiction of Incorporation)	20-8874704
(Commission File Number)		(I.R.S. Employer Identification No.)

8760 Clay Road, Houston, Texas		77080
(Address of Principal Executive Offices)		(Zip Code)

(713) 864-1358

(Registrant’s Telephone Number, Including Area Code)

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.07.  Submission of Matters to a Vote of Security Holders.

(a) The annual meeting of stockholders (the “Annual Meeting”) of Francesca’s Holdings Corporation (the “Company”) was held on May 31, 2018.

(b) At the Annual Meeting, the Company’s stockholders (i) elected three nominees, Ms. Patricia Bender, Mr. Joseph O’Leary and Ms. Marie Toulantis, to the Board of Directors of the Company to serve as Class I directors until the Company’s 2021 annual meeting of stockholders and until their respective successors are duly elected and qualified, (ii) ratified the appointment of Ernst & Young LLP as the Company’s independent registered public accounting firm for the fiscal year ending February 2, 2019, (iii) approved, on an advisory basis, the compensation of the Company’s named executive officers, and (iv) approved, on an advisory basis, a one-year frequency for future advisory votes on named executive officer compensation.

Considering the results of the advisory vote on the frequency of future advisory votes on named executive officer compensation, the Company’s Board of Directors determined that the Company will hold an advisory vote on named executive compensation annually until the next required vote on the frequency of such votes.

Set forth below are the final voting tallies for the Annual Meeting:

Election of Directors

Nominee	For	Withheld	Broker Non-Votes
Patricia Bender	23,442,950	341,712	6,392,923
Joseph O’Leary	23,451,732	332,930	6,392,923
Marie Toulantis	23,442,781	341,881	6,392,923

Auditor Ratification

For	Against	Abstain
29,759,184	364,932	53,469

Advisory Approval of Named Executive Officer Compensation

For	Against	Abstain	Broker Non-Votes
22,428,410	1,184,422	171,830	6,392,923

Advisory Approval of the Frequency of Future Advisory Votes on Named Executive Officer Compensation

1 Year	2 Years	3 Years	Abstain	Broker Non-Votes
23,233,218	11,862	154,064	385,518	6,392,923

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FRANCESCA’S HOLDINGS CORPORATION

Date: May 31, 2018	By:	/s/ Marc G. Schuback
Marc G. Schuback
Senior Vice President, General Counsel & Secretary